AMENDED AND RESTATED QUALCOMM INCORPORATED
2001 EMPLOYEE STOCK PURCHASE PLAN

Originally Effective February 27, 2001
Amended and Restated Effective November 12, 2007
Includes First Amendment Adopted on February 11, 2009
Amended and Restated Effective April 26, 2010
Amended and Restated Effective February 1, 2013

SECTION 1Establishment, Purpose and Term of Plan.
1.1Establishment. The Qualcomm Incorporated 2001 Employee Stock Purchase Plan, which was originally established as of February 27, 2001, is hereby amended and restated by the Committee as of February 1, 2013.
1.2Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of rights to purchase Stock under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States.
1.3Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.
SECTION 2Definitions and Construction.
2.1Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein for purposes of the Code Section 423(b) Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).
(b)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(c)“Code Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
(d)“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the

Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. To the extent determined by the Board or the Compensation Committee, the term “Committee” shall also mean such officers of the Company as the Board or Compensation Committee shall specify.
(e)“Company” means Qualcomm Incorporated, a Delaware corporation, or any Successor.
(f)“Compensation” means, with respect to any Offering Period, all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company) and overtime pay, but excluding commissions, bonuses, payments under the 2-for-1 vacation program, profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. Compensation shall also include payments while on a leave of absence during which participation continues pursuant to Section 2.1(g) to such extent as may be provided by the Company's leave policy.
(g)“Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan. Eligible Employee shall also mean any other employee of a Participating Company to the extent that local law requires participation in the Plan to be extended to such employee.
(h)“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave or other leave of absence approved by the Company of three (3) months or less. If an individual's leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the first day immediately following such three-month period unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.
(i)“Fair Market Value” means, as of any date:
(i)If the Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the stock is traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Stock) on the day of determination, in any case as reported in The Wall Street Journal or such other source as the Board deems reliable. In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Board.
(ii)For purposes of this Plan, if the date as of which the Fair Market Value is to be determined is not a market trading day, then solely for the purpose of determining Fair Market Value such date shall be: (A) in the case of the Offering Date, the first market trading day following the Offering Date; (B) in the case of the Purchase Date, the last market trading day prior to the Purchase Date.
(j)“Non-423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.
(k)“Offering” means an offering of Stock as provided in Section 6.
(l)“Offering Date” means, for any Offering, the first day of the Offering Period.
(m)“Offering Period” means a period established in accordance with Section 6.
(n)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(o)“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.
(p)“Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation. The Board or Committee may determine that some or all employees of any Participating Company shall participate in the Non-423(b) Plan.
(q)“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.
(r)“Plan” shall mean the Amended and Restated Qualcomm Incorporated 2001 Employee Stock Purchase Plan, as amended from time to time, which includes a Code Section 423(b) Plan and a Non-423(b) Plan component.
(s) “Purchase Date” means, for any Offering, the last day of the Offering Period; provided, however, that the Board in its discretion may establish one or more additional Purchase Dates during any Offering Period.
(t)“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.
(u)“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the

Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan during an Offering Period, in accordance with such rules and procedures as may be established by Board.
(v)“Spinoff Transaction” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the stockholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.
(w)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.
(x)“Subscription Agreement” means an agreement in such form as specified by the Company which is delivered in written form or by communicating with the Company in such other manner as the Company may authorize, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.
(y)“Subscription Date” means the Offering Date of an Offering Period, or such earlier date as the Company shall establish.
(z)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(aa)“Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.
2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
SECTION 3Administration.
3.1Administration by the Board. The Plan shall be administered by the Board and its designees. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering under the Code Section 423(b) Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code in such Offering. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has actual authority with respect to such matter, right, obligation, determination or election. Any decision or determination of the Company made by an officer having actual authority with respect thereto, shall be final, binding and conclusive on the Participating Company Group, any Participant, and all persons having an interest in the Plan, or any Purchase Right granted hereunder, unless such officer's decision or determination is arbitrary or capricious, fraudulent, or made in bad faith.
3.3Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and, for purposes of the Code Section 423(b) Plan, the requirements of Section 423 of the Code, establish, interpret change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or, for purposes of the Code Section 423(b) Plan, as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.
The Board's determination of the construction and interpretation of any provision of the Plan, and any actions taken, and any decisions or determinations made pursuant to the terms of the Plan, shall be final, binding and conclusive on the Participating Company Group, any Participant, and any person having an interest in the Plan or any Purchase Right granted hereunder unless the Board's action, decision or determination is arbitrary or capricious, fraudulent, or made in bad faith.
3.4Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or Employees of the Participating Company Group, members of the Board and any officers or Employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty

(60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same and to retain complete control over the litigation and/or settlement of such suit, action or proceeding.
SECTION 4Shares Subject to Plan.
4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 46,709,466; provided, however that no more than an aggregate of 46,309,466 shares of Stock may be issued under the Code Section 423(b) Plan. The maximum aggregate number of shares of Stock available under the Code Section 423(b) Plan and the Non-423(b) Plan shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan; provided, however, that any such shares of Stock allocable to a Purchase Right that has expired, terminated or been canceled under the Non-423(b) Plan shall only be available again for issuance under the Non-423(b) Plan.
4.2Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan, each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right.
SECTION 5Eligibility.
5.1Employees Eligible to Participate. Except as otherwise provided in this Section 5, an Employee shall be eligible to participate in an Offering if such Employee, as of the Offering Date, is employed by the Company or any other Participating Company designated by the Board as a corporation whose Employees may participate in the Offering. However, unless otherwise required under applicable local law, an Employee may not be eligible to participate in an Offering if the Employee, as of the Offering Date, either: (a) is customarily employed by the Participating Company Group for twenty (20) hours or less per week, (b) is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year or (c) has not completed thirty (30) days of service with a Participating Company, or such other service requirement, up to a maximum of two (2) years, which the Board may require. Employees of a Participating Company designated to participate in the Non-423(b) Plan are eligible to participate in the Non-423(b) Plan only if they are selected to participate by the Board or Committee, which selection shall be in the sole discretion of the Board or Committee. Notwithstanding the foregoing, no employee of the Company or a Participating Company designated to participate in the Non-423(b) Plan shall be eligible to participate in the Non-423(b) Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Company's securities.
5.2Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
5.3Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual's attainment or termination of such status, as the case may be. For purposes of an individual's eligibility to participate in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, unless the Company's determination is arbitrary or capricious, fraudulent, or made in bad faith notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
SECTION 6Offerings.
The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Board shall determine (an “Offering Period”). Offering Periods shall be established by the Board, in its sole and absolute discretion, and such Offering Periods may have different durations or different commencing or ending dates; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.
SECTION 7Participation in the Plan.
7.1Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement, in accordance with such rules and procedures as may be specified by the Company. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company in the required time period shall not participate in the Plan for that Offering Period. Furthermore, the Eligible Employee may not participate in a subsequent Offering Period unless a properly completed

Subscription Agreement is delivered to the Company on or before the Subscription Date for such subsequent Offering Period.
7.2Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.
SECTION 8Right to Purchase Shares.
8.1Grant of Purchase Right.
(a)Except as set forth below (or as otherwise specified by the Board prior to the Offering Date), on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on such Offering Date. In connection with any Offering made under this Plan, the Board or the Committee may specify a maximum number of shares of Stock which may be purchased by any employee as well as a maximum aggregate number of shares of Stock which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with any Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering.
(b) If the aggregate purchase of shares of Stock upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares of Stock available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.
8.2Substitution of Rights. The grant of rights under an Offering may be done to carry out the substitution of rights under the Plan for pre-existing rights granted under another employee stock purchase plan, if such substitution is pursuant to a transaction described in Section 424(a) of the Code (or any successor provision thereto) and the characteristics of such substitute rights conform to the requirements of Section 424(a) of the Code (or any successor provision thereto) and will not cause the disqualification of the Code Section 423(b) Plan under Section 423 of the Code. Notwithstanding the other terms of the Plan, such substitute rights shall have the same characteristics as the characteristics associated with such pre-existing rights, including, but not limited to, the following:
(a)the date on which such pre-existing right was granted shall be the “Offering Date” of such substitute right for purposes of determining the date of grant of the substitute right;
(b)the Offering for such substitute right shall begin on its Offering Date and end coincident on the applicable Purchase Date, but no later than the end of the offering (as determined under the terms of such offering) under which the pre-existing right was granted.
8.3Pro Rata Adjustment of Purchase Right. If the Board establishes an Offering Period of any duration other than six months, then any limitation on the number of shares of Stock subject to each Purchase Right granted on the Offering Date of such Offering Period set forth in Section 8.1(a) shall be prorated based upon the ratio which the number of months in such Offering Period bears to six (6).
8.4Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
SECTION 9Purchase Price.
The Purchase Price for an Offering Period shall be eighty‑five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, the Board, in its sole discretion, may establish the Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right; provided, however, that the Purchase Price shall not be less than eighty‑five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.
SECTION 10Accumulation of Purchase Price Through Payroll Deduction.
Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, and, if a payroll deduction is not permitted under a statute, regulation, rule of a jurisdiction, or is not administratively feasible, such other payments as may be approved by the Company, subject to the following:
10.1Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages, up to fifteen percent (15%). The Board may change the foregoing limits on payroll deductions effective as of any Offering Date.
10.2Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday prior to the end of the Offering Period unless sooner altered or terminated as provided herein.
10.3Election to Change or Stop Payroll Deductions. During an Offering Period, to the extent provided for in the Offering, a Participant may elect to decrease the rate of, or to stop, deductions from his or her Compensation by delivering to the Company an amended Subscription Agreement, in such form and manner as specified by the Company, authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The “Change Notice Date” shall be the day established in accordance with procedures established by the Company.
10.4Company's Holding of Deductions. All payroll deductions from a Participant's Compensation shall be deposited with the general funds of the Company, and to the extent permitted by applicable law, may be used by the Company for any corporate purpose. No interest will accrue on the payroll deductions from a Participant under this Plan, except as otherwise required by applicable law. If such interest is required, all accrued interest will not be used to purchase additional shares of Stock on a Purchase Date, and such accrued interest shall be refunded to the Participant following such Purchase Date (or, if applicable, the Participant's withdrawal from the Plan pursuant to Section 12.1 or termination of employment as described in Section 13).
10.5Voluntary Withdrawal of Deductions. A Participant may withdraw payroll deductions credited to the Plan and not previously applied toward the purchase of Stock only as provided in Section 12.1.
10.6    Contributions Under Non-423(b) Plan. In the sole discretion of the Board or Committee and if specified in the terms of the Offering, a Participant at a Participating Company designated to participate in the Non-423(b) Plan may make additional payments into his or her account, provided that such Participant has not had the maximum amount withheld during the Offering pursuant to Section 10.1 above.

SECTION 11Purchase of Shares.
11.1Exercise of Purchase Right. On each Purchase Date, each Participant's accumulated payroll deductions and other additional payments specifically permitted by the Plan (without any increase for interest), will be applied to the purchase of whole shares of Stock, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price for such Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan. The amount, if any, of each Participant's accumulated payroll deductions remaining after the purchase of shares on the Purchase Date of an Offering shall be refunded in full to the Participant after such Purchase Date.
11.2Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
11.3Delivery of Shares. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered, or held in an account, in the name of the Participant, or, if requested by the Participant, such other name or names as the Company may permit under rules established for the operation and administration of the Plan.
11.4Tax Withholding. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.
11.5Expiration of Purchase Right. A Purchase Right shall expire immediately upon the end of the Offering Period to the extent it exceeds the number of shares of Stock which are purchased with a Participant's accumulated payroll deductions or other permitted contribution during any Offering Period.
11.6Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the

Company may determine. In addition, each Participant shall be given access to information concerning the Company equivalent to that information provided generally to the Company's common stockholders.
SECTION 12Withdrawal from Plan.
12.1Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for this purpose or by communicating with the Company in such other manner as the Company may authorize. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Section 5 and Section 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.
12.2Return of Payroll Deductions. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded to the Participant as soon as practicable after the withdrawal (and except as otherwise provided in Section 10.4, without the payment of any interest), and the Participant's participation in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.
SECTION 13Termination of Employment.
13.1General. Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, the Participant's participation in the Plan shall terminate immediately, except as otherwise provided in Section 2.1(g).
13.2Return of Payroll Deductions. Upon termination of participation, the terminated Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Except as otherwise provided in Section 10.4, interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in future Offerings under the Plan by satisfying the requirements of Section 5 and Section 7.1.
SECTION 14Change in Control.
14.1Definitions.
(a)An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its sole discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
(b)A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. The Board shall determine in its sole discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include any Transaction in which the voting stock of an entity in the Participating Company Group is distributed to the stockholders of a parent corporation, as defined in Section 424(e) of the Code, of such entity. Any Ownership Change Event resulting from an underwritten public offering of the Company's Stock or the stock of any Participating Company shall not be deemed a Change in Control for any purpose hereunder.
14.2Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted, provided, however, that the Purchase Date with respect to Purchase Rights granted pursuant to a Non-423(b) Plan shall be accelerated as contemplated by the foregoing sentence only to the extent the event constituting the Change in Control qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of a substantial portion of the assets” of the Company, as these concepts are defined in U.S. Treas. Reg. § 1.409A-3(i)(5) or successor provisions. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
SECTION 15Nontransferability of Purchase Rights.
Neither payroll deductions nor a Participant's Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
SECTION 16Compliance with Securities Law and Other Applicable Requirements.
The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the U.S. Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. Anything in the foregoing to the contrary notwithstanding, Purchase Rights granted under a Non-423(b) Plan may be suspended, delayed or otherwise deferred for any of the reasons contemplated in this Section 16 only to the extent such suspension, delay or deferral is permitted under U.S. Treas. Reg. §§ 1.409A-2(b)(7), 1.409A-1(b)(4)(ii) or successor provisions, or as otherwise permitted under Section 409A of the Code. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
SECTION 17Rules for Foreign Jurisdictions.
17.1Compliance with Foreign Law. The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
17.2Non-423(b) Plan Component. The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of

Section 423, such sub-plan shall be considered part of the Non-423(b) Plan, and rights granted thereunder shall not be considered to comply with Code Section 423.
SECTION 18Rights as a Stockholder and Employee.
A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such share is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.
SECTION 19Distribution on Death.
If a Participant dies, the Company shall deliver any shares or cash credited to the Participant to the Participant's legal representative.
SECTION 20Notices.
All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
SECTION 21Amendment or Termination of the Plan.
The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Code Section 423(b) Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would increase the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.1 or Section 4.2) or would change the definition of the corporations that may be designated by the Board as Participating Companies.
SECTION 22Code Section 409A.
The Code Section 423(b) Plan is exempt from the application of Section 409A. The Non-423(b) Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent a Purchase Right or the vesting, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Non-423(b) Plan that would cause the grant of a Purchase Right or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which amendment may be made on a retroactive basis, in accordance with the final regulations and guidance issued under Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.